EXHIBIT 7.

                        Consent of Deloitte & Touche LLP


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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-39110 of First Ameritas Variable Life Separate Account of our report dated March 2, 2001, on the statutory basis financial statements of First Ameritas Life Insurance Corp. of New York, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Lincoln, Nebraska
April 12, 2001